UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2025
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MADRIGAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)
(267) 824-2827
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2025, Madrigal Pharmaceuticals, Inc. (the “Company”) entered into that certain Letter Agreement (the “Letter Agreement”) with Dr. Rebecca Taub, the Company’s Chief Medical Officer and President of Research and Development. Pursuant to the Letter Agreement, effective as of April 21, 2025, Dr. Taub will transition from her current role and responsibilities to a new role as a Senior Scientific and Medical Advisor to the Company through the end of 2025. During this period, Dr. Taub will offer transition support, as well as provide scientific and medical guidance for the Company’s programs for metabolic dysfunction-associated steatohepatitis. Dr. Taub will continue to serve on the Company’s Board of Directors.

Pursuant to the Letter Agreement, Dr. Taub will continue to receive her 2025 base salary of $621,000 through December 31, 2025 (the “End Date”), which may be mutually extended by Dr. Taub and the Company. Dr. Taub is also eligible to receive an annual performance-based cash bonus for 2025, with a target bonus opportunity equal to 50% of her annual base salary, subject to her continued employment with the Company as of the End Date.

In addition, on April 16, 2025, Dr. Taub entered into a Severance and Change of Control Agreement with the Company (the “Severance and Change of Control Agreement”), consistent with other executives of the Company. Pursuant to the Severance and Change of Control Agreement, Dr. Taub will be entitled to the following severance benefits, subject to the execution of a general release of claims, if (i) her employment is terminated by action of the Company other than for “cause” (as defined in the Severance and Change of Control Agreement) or (ii) she terminates her employment for “good reason” (as defined in the Severance and Change of Control Agreement) (each a “Qualifying Separation”): (a) continuation of payment of her then-current annual base salary for a twelve-month period; (b) a separation bonus in an amount equal to the target annual bonus for the year in which she receives the continuation of her salary, payable in twelve monthly installments; (c) full acceleration of vesting of any and all equity awards outstanding immediately prior to the termination; and (d) continuation of health benefits for twelve months. Dr. Taub will be entitled to these same severance benefits (paid in lump sum rather than over a twelve-month period) if such Qualifying Separation occurs within a period of one year following a “change of control” (as defined in the Severance and Change of Control Agreement). Dr. Taub will be entitled to the foregoing separation benefits if her employment with the Company is not extended beyond the End Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Mardi Dier
Name: Mardi Dier
Title: Executive Vice President and Chief Financial Officer
Date: April 17, 2025
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